EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

BarPoint.com, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of BarPoint.com, Inc. on Form S-8 of our report dated December 15, 1999, appearing in the Company's Annual Report on Form 10-KSB for the year ended Septeber 30, 1999.

/s/ Marks Paneth & Shron LLP

Marks Paneth & Shron LLP
(Formerly Marks Shron & Company LLP)
Certified Public Accountants

New York, New York
December 14, 2000